UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________
FORM 8-K
________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2014
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Oaktree Capital Group, LLC
(Exact name of registrant as specified in its charter)
________________

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)
(213) 830-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2014, the board of directors of Oaktree Capital Group, LLC (the “Company”) appointed Jay S. Wintrob, age 57, who has been a member of the Company’s board of directors since 2011, as chief executive officer of the Company effective the date of commencement of his employment, which is expected to be November 1, 2014. As of such commencement date, Mr. Wintrob will also become the Company’s principal executive officer; John B. Frank, a member of the board of directors who has served as managing principal since 2006, will become vice chairman and will cease to be principal executive officer; co-founder, principal and member of the board of directors Howard S. Marks will become a co-chairman; and co-founder, principal and member of the board of directors Bruce A. Karsh will become a co-chairman, continue to serve as chief investment officer and cease to serve as president.

Mr. Wintrob served as President and Chief Executive Officer of AIG Life and Retirement, the U.S. based life and retirement services businesses of American International Group, Inc. (“AIG”), and Executive Vice President – Life and Retirement of AIG from 2009 to October 2014. Mr. Wintrob was Executive Vice President – Retirement Services of AIG from 2002 to 2009 and also served as a director of AIG from 1999 to 2004. He joined SunAmerica Inc. in 1987 as Assistant to the Chairman, was elected Senior Vice President in 1989, Executive Vice President in 1991 and Vice Chairman in 1995. Mr. Wintrob also served as President of SunAmerica Investments, Inc., overseeing the company's invested asset portfolio, from 1994 through 2000. Following AIG’s acquisition of SunAmerica in 1998, Mr. Wintrob was Vice Chairman and Chief Operating Officer of AIG Retirement Services, Inc. from 1998 to 2001, and he served as President from 2000 to October 2014 and Chief Executive Officer from 2001 to October 2014. Mr. Wintrob has been an outside director of the Company since September 2011. He is also a member of the board of the American Council of Life Insurers and is a board member of several non-profit organizations, including The Broad Foundation, The J. Paul Getty Trust and the Skirball Cultural Center. Mr. Wintrob received his B.A. from the University of California at Berkeley and a J.D. from the Boalt Hall School of Law at the University of California at Berkeley. Prior to joining SunAmerica, Mr. Wintrob was an associate with the law firm of O’Melveny & Myers.

Our directors and executive officers are permitted to invest their own capital (or the capital of family trusts or other estate planning vehicles they control) in our funds. These investment opportunities are available to all of our professionals who we have determined have a status that reasonably permits us to offer them these types of investments in compliance with applicable laws and regulations. These investment opportunities are available on the same terms and conditions as those applicable to third-party investors in our funds and bear their share of management fees, except that they are not subject to incentive fees. Since January 1, 2013, Mr. Wintrob (or family trusts or other estate planning vehicles he controls) have invested in our funds an aggregate of approximately $1.74 million and received distributions from our funds of an aggregate of approximately $0.33 million.

Employment Agreement

On October 6, 2014, the Company and Oaktree Capital Management, L.P. (“OCM” and together with the Company and OCM’s affiliates “Oaktree”), entered into an employment agreement with Mr. Wintrob, pursuant to which Mr. Wintrob will serve as Chief Executive Officer of the Company and OCM, reporting to the Company’s board of directors (the “Board”). The agreement also provides that, during the term of the employment agreement, Mr. Wintrob will be nominated to serve on the Board (on which he currently sits as a director). The employment agreement has a term beginning November 1, 2014 and ending December 31, 2019, unless earlier terminated as permitted under the agreement (the “Term”).

Profit Sharing Payments. Instead of an annual salary, Mr. Wintrob is entitled to profit sharing payments equal to a fixed percentage of certain of Oaktree’s operating profit and income (“Profit Share Income”). Profit Share Income excludes net incentive income on closed-end funds and certain other funds raised prior to Mr. Wintrob’s employment. The fixed percentage will be 1.5% in 2014 and 1.5% in each of 2015–2019 up to the level of Profit Share Income in 2014 and 1.75% of Profit Share Income that exceeds the 2014 level, if any. In all cases, the profit sharing payments will have a floor of $5,000,000 per year, pro-rated for partial years. Payments will be made in a combination of cash and limited partnership interests in Oaktree Capital Group Holdings, L.P. (“OCGH Units”). The OCGH Units will vest annually over four years. Mr. Wintrob is also eligible to receive replacement payments, expected to be approximately $900,000, to compensate him for certain forfeited or unpaid compensation from his prior employer.

Equity Value Units. Promptly following his November 1, 2014 start date, Mr. Wintrob will receive an equity award, which is expected to be an award of 2,000,000 special limited partnership interests in OCGH (each, an “equity value unit,” or “EVU”) under the Company’s 2011 Equity Incentive Plan. The award will give Mr. Wintrob the right to receive a one-time special distribution after the end of the Term based on Class A Unit holder value created in excess of a fixed “Base Value.” The value created will be measured on a per unit basis, based on trading prices and certain distributions relating to the Term. The Base Value will be mutually agreed by Mr. Wintrob and the Board on, or shortly after, Mr. Wintrob’s November 1, 2014 start date. The special distribution will be made in OCGH Units, and it will be made promptly, no later than 15 days after, its calculation. The EVUs will also give Mr. Wintrob the right, subject to service vesting and Oaktree performance relative to the accreting Base Value, to receive certain quarterly distributions from OCGH during 2016–2019.

Termination. If Mr. Wintrob’s employment is terminated by the Company without cause or by Mr. Wintrob for good reason (as such terms are defined in the employment agreement), Mr. Wintrob will be entitled to: (i) the profit sharing payments described above through the fiscal quarter of termination, (ii) immediate vesting of all unvested OCGH Units delivered in respect of prior profit sharing payments, (iii) the replacement payment rights described above, and (iv) payment of 25% of the aggregate profit sharing payments earned in respect of the four full fiscal quarters that preceded the termination quarter (the “Quarterly Profit Sharing Continuation Payment”) for up to eight quarters after the quarter of termination, depending on the timing and circumstances of the termination. Mr. Wintrob will be required to sign a release of claims against Oaktree, its employees, directors and related persons and to comply with certain post-employment restrictive covenants.

The foregoing summarizes certain terms of Mr. Wintrob’s employment agreement and is qualified in its entirety by reference to the fully executed employment agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2014	OAKTREE CAPITAL GROUP, LLC

	By:	/s/ Todd E. Molz
Name: Todd E. Molz
Title: General Counsel, Managing Director and Secretary